UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2007

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2007, the distribution (Distribution) by NCR Corporation (NCR, the Company, we or us) of all of the outstanding shares of common stock of Teradata Corporation (Teradata) to the stockholders of the Company was completed in a spin-off intended to qualify for tax-free treatment. In connection with the spin-off, the following agreements between Teradata and NCR became effective: Interim Services and Systems Replication Agreement; Exclusive Patent Agreement; Patent License Agreement; Technology Agreement; Master Agreement for Enterprise Data Warehousing Sales and Support; Network Support Agreement; Service Provider Agreement and Master Reseller Agreement. The terms of these agreements were described in Teradata’s Information Statement dated August 27, 2007, which was filed on August 31, 2007 as Exhibit 99.2 to NCR’s current report on Form 8-K, and the forms were attached as exhibits to Teradata’s Amendment No. 2 to Form 10 filed August 21, 2007.

A copy of the press release announcing the completion of the spin-off is attached hereby as Exhibit 99.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, upon the Distribution of Teradata, NCR stockholders received 100% (approximately 181 million shares) of the common stock of Teradata, which is now an independent public company trading under the symbol “TDC”, on the New York Stock Exchange. On the Distribution date, NCR stockholders of record as of September 14, 2007 (“Record Date”) received one share of Teradata common stock for every share of NCR common stock held as of the Record Date. The unaudited pro forma financial information of NCR and related notes thereto, which are attached to this Current Report on Form 8-K as Exhibit 99.3, give effect to this disposition.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As anticipated as previously reported by NCR on its current report on Form 8-K filed July 31, 2007, in connection with the spin-off, the following changes to the composition of NCR’s board of directors were effective September 30, 2007:

•	Messrs. James Ringler, William Stavropoulos and Victor Lund resigned from the board of directors of NCR and its associated Committees;

•	William Nuti was appointed chairman of the NCR board; and

•	Linda Fayne Levinson was appointed lead independent director of the NCR board.

Also effective as of September 30, 2007, the membership of the committees of NCR’s board of directors is now as follows:

•	Audit Committee: Messrs. Boykin (Chair), Prahalad and Daichendt;

•	Compensation and Human Resource Committee: Ms. Levinson (Chair) and Mr. Frissora;

•	Committee on Directors and Governance: Messrs. Prahalad (Chair) and Boykin; and

•	Executive Committee: Messrs. Nuti, Boykin and Prahalad and Ms. Levinson.

Item 8.01	Other Events

A copy of the legal opinion issued by Wachtell, Lipton, Rosen and Katz regarding the tax treatment of the spin-off is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued October 1, 2007

99.2	Tax Opinion of Wachtell, Lipton, Rosen & Katz in connection with the Spin-Off of Teradata, dated August 27, 2007

99.3	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date:	October 4, 2007	By:	/s/ Nelson F. Greene
Nelson F. Greene
Vice President, Deputy General Counsel and Assistant Secretary